EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment to Annual Report of Lake Superior Acquisition Corp. (the “Company”) on Form 10-K/A for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “Report”), I, Edward Cong Wang, Chief Executive Officer and Chairman of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 3, 2026

/s/ Edward Cong Wang
Edward Cong Wang
Chief Executive Officer and Chairman
(Principal Executive Officer)